EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 30, 1998 appearing on page F-16 of Western Power & Equipment Corp.'s Annual Report on Form 10-K for the year ended July 31, 1998. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears in Item 14(a)(2) of such Annual Report on Form 10-K.



PRICEWATERHOUSECOOPERS LLP

Portland, Oregon
October 29, 1998